UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2006

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2006, MMA Mortgage Investment Corporation, a wholly-owned subsidiary of the registrant, entered into the Fourth Amendment, dated as of July 24, 2006 (the "Amendment"), to the Amended and Restated Credit Agreement between U.S. Bank National Association and MMA Mortgage Investment Corporation effective as of November 16, 2005 (the "Credit Agreement"). The Amendment provides for an increase in the revolving commitment available under the Credit Agreement from $255.0 million to $310.0 million, in order to facilitate the financing by the registrant of three significant multifamily portfolio loan transactions.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10 Fourth Amendment, dated as of July 24, 2006, to the Amended and Restated Credit Agreement between U.S. Bank National Association and MMA Mortgage Investment Corporation effective as of November 16, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

July 27, 2006	By:	/s/ Anthony Mifsud

Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

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Exhibit Index

Exhibit No.	Description

10	Fourth Amendment, dated as of July 24, 2006, to the Amended and Restated Credit Agreement between U.S. Bank National Association and MMA Mortgage Investment Corporation effective as of November 16, 2005.